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                                                                    EXHIBIT 99.1


                            TARPON INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

         The audit committee of Tarpon Industries, Inc. shall review and reassess the adequacy of this Charter annually, and the Board of Directors shall adopt this Charter and any changes to it.

ROLE AND MEMBERSHIP

         The purpose of the audit committee of the Board of Directors is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and to perform such other duties as directed by the Board.

         The membership of the committee shall consist of at least three directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         Each member (1) shall be free of any relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, (2) shall meet the definition of "independent director" as set forth in the Nasdaq SmallCap listing standards, subject to the exemptions provided thereunder, (3) shall meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exceptions provided in Rule 10A-3(c)), and (4) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

         The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention. Subject to the exemptions provided in Rule 10A-3(c), the audit committee has the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties. Subject to the exemptions provided in Rule 10A-3(c), the Company will provide for appropriate funding, as determined by the audit committee, in its capacity as a committee of the Board of Directors, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer, (2) compensation to any advisers employed by the audit committee under the previous sentence, and (3) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

         Committee members shall be appointed by the Board and shall serve at the pleasure of the Board. The Board of Directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for presiding over the meetings and reporting to the

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Board of Directors. The chairperson will also maintain regular liaison with the
Chief Executive Officer, Chief Financial Officer, if any, or, if none, the Controller and Treasurer and the lead independent audit partner.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

         o In its capacity as a committee of the Board of Directors, being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the audit committee (all subject to the exemptions provided in Rule 10A-3(c)).

         o Ensuring that (pursuant to, and subject to the exceptions contained in, Section 10A(i) of the Exchange Act) before the independent accountant is engaged by the Company to render audit or non-audit services, the engagement is approved by the audit committee or the engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the audit committee pursuant to Regulation S-X, Item 2-01(c)(7)(i). The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the Board of Directors, the authority to grant pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated under this paragraph to pre-approve any activity under this paragraph shall be presented to the full audit committee at each of its scheduled meetings.

         o Ensuring that the audit committee receives from the independent accountants a formal written statement (including the written disclosures and the letter) delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard No. 1, actively engaging in dialogue with the independent accountants with respect to the independent accountants' independence and any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and taking, or recommending that the full board take, appropriate action to oversee the independence of the independent accountants.

         o Overseeing the independent accountants relationship by discussing with the independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit and other reports from the independent accountants, and providing the independent accountants full access to the committee (and the Board) to report on any and all appropriate matters. Such

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               reports shall include any reports from the independent
               accountants concerning (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and (3) other material written communications between the independent accountant and the management of the issuer, such as any management letter or schedule of unadjusted differences.

         o Reviewing and discussing the audited financial statements with management and the independent accountants.

         o Discussing with the independent accountants and management the matters required to be discussed by SAS 61, as it may be modified or supplemented. These discussions should include the independent accountant's judgments about the quality of the Company's accounting principles, applications and practices as applied in its financial reporting, including such matters as the consistency of application of the Company's accounting policies, the clarity, consistency and completeness of the Company's accounting information contained in the financial statements and related disclosures, and items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in the financial statements. Examples of items that may have such an impact are (1) selection of new, or changes to, accounting policies, (2) estimates, judgments and uncertainties, (3) unusual transactions, (4) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded, (5) significant adjustments, and (6) disagreements with management.

         o Based on the review and discussions described above recommending to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         o Reviewing with management and the independent accountants the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

         o Discussing with management and the independent accountants the quality and adequacy of the Company's internal controls.

         o Establishing procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding

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               questionable accounting or auditing matters (subject to the exemptions provided in Rule 10A-3(c)).

         o Conducting an appropriate review of all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404 for potential conflict of interest situations on an ongoing basis and approving all such transactions.

         o Discussing with management the status of pending litigation and other areas of oversight as the committee deems appropriate.

         o Reporting audit committee activities to the full Board of Directors and issuing annually a report to be included in the proxy statement.

         While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to prepare financial statements, to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

Adopted: October 11, 2004



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